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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549



                                  FORM 8-K



                               CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




                     Date of Report:  February 13, 1998
              Date of earliest event reported:  February 4, 1998



                     SOUTHERN CALIFORNIA EDISON COMPANY
           (Exact name of registrant as specified in its charter)



         CALIFORNIA                    1-2313               95-1240335
(State or other jurisdiction of      (Commission         (I.R.S. employer
incorporation or organization)       file number)      identification no.)




                           2244 Walnut Grove Avenue
                                (P.O. Box 800)
                          Rosemead, California  91770
        (Address of principal executive offices, including zip code)




                                 626-302-1212
             (Registrant's telephone number, including area code)


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Item 5.  Other Events

   In the following, the word "expects," and other similar expressions, are intended to identify forward-looking information that involves risks and uncertainties. Actual results or outcomes could differ materially as a result of such important potential factors as failure to obtain (or the timing and terms of) the California Public Utilities Commission's ("CPUC") approval of the sale of the generation plant described below, inability to fulfill the terms of the various closing conditions governing such sale, and identification of unforeseen environmental contamination and the incurring of associated cleanup costs at the plant site.

   On February 4, 1998, Southern California Edison Company ("SCE"), Edison International's electric utility subsidiary, announced the sale of its Long Beach gas-fired generating plant with a generating capacity of 530 megawatts for a total price of $29.8 million. The Long Beach plant was sold to a consortium of NRG Energy, Inc., and Destec Energy, Inc.; the same group that bought the El Segundo generating station last November.

   The Long Beach plant was sold pursuant to an auction process conducted as part of a voluntary divestiture plan previously reported by SCE and Edison International. The Long Beach plant is the eleventh of twelve SCE plants designated to be sold through this process. The CPUC approved the previous sales of ten of the plants on December 16, 1997.

   As previously reported by SCE and Edison International, legislation adopted by the State of California in September 1996 ("restructuring legislation") authorizes utilities to recover their costs made uneconomic by electric utility restructuring ("stranded costs") through a non-bypassable competition transition charge ("CTC") applicable to all customers who were using or began using utility services on or after December 20, 1995. The CPUC is to determine the amount of stranded costs recoverable through this mechanism. The net proceeds from the Long Beach and other plant sales described above will be used to reduce stranded costs, which otherwise were expected to be collected through the CTC mechanism.

   SCE expects that the sale of the Long Beach plant, which is subject to regulatory approval, and the sales of the other ten plants will close by March 31, 1998.

   As mandated by the restructuring legislation, any divested power plant that remains in operation will continue to be operated and maintained by SCE for at least two years following the sale pursuant to an operations and maintenance agreement with the new owner.

   As with the prior plant sales, SCE will retain liability for required environmental remediation of any pre-closing soil or groundwater contamination at the Long Beach plant site, except for any liabilities arising due to decommissioning of the plant. Edison International and SCE do not expect any material adverse impact on their respective financial positions or results of operations as a result of retaining such environmental remediation liability.

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                                    SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       SOUTHERN CALIFORNIA EDISON COMPANY


                                                KENNETH S. STEWART
                                      ----------------------------------
                                                KENNETH S. STEWART
                                            ASSISTANT GENERAL COUNSEL

February 13, 1998